Exhibit 99.1

UWM Holdings Corporation Announces
Second Quarter 2023 Results
Second Quarter Loan Origination Volume of $31.8 billion, including Purchase Volume of $28.0 billion, the largest quarterly purchase production in the Company's history
PONTIAC, MI, August 9, 2023 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the second quarter ended June 30, 2023. Total loan origination volume for the second quarter was $31.8 billion, of which $28.0 billion was purchase volume. The Company reported 2Q23 net income of $228.8 million, inclusive of a $24.6 million increase in fair value of MSRs and diluted earnings per share of $0.08.

Mat Ishbia, Chairman and CEO of UWMC, said, "UWM continues to prove that regardless of the interest rate environment, our business model, coupled with the broker channel being the best place for a consumer to get a loan and the best place for a loan officer to work, is a winning formula. Unlike others that are more reactive to cyclical market conditions, we will continue to be aggressive in our technology and product investments. We are hiring right now, whereas the industry as a whole is continuing to cut back on capacity. Despite a historic decline in industry-wide origination volume during 2023, UWM remains profitable. Other management teams seem to have forgotten that during a mortgage boom, the majority of the opportunity is in the first six months. Companies that are not prepared for those events react late, hire late, train late and miss most of the opportunity. UWM is doing the work and making the investment now to make the most of the opportunity when it inevitably comes while continuing to be profitable and continuing to reward our shareholders with a regular dividend."

•Originations of $31.8 billion in 2Q23, compared to $22.3 billion in 1Q23 and $29.9 billion in 2Q22
•Purchase originations of $28.0 billion in 2Q23, compared to $19.2 billion in 1Q23 and $22.4 billion in 2Q22
•Total gain margin of 88 bps in 2Q23 compared to 92 bps in 1Q23 and 99 bps in 2Q22
•Net income of $228.8 million in 2Q23 compared to a net loss of $138.6 million in 1Q23 and $215.4 million of net income in 2Q22
•Adjusted EBITDA of $125.4 million in 2Q23 compared to $141.0 million in 1Q23 and $95.0 million in 2Q22
•Total equity of $2.9 billion at June 30, 2023, compared to $2.9 billion at March 31, 2023, and $3.2 billion at June 30, 2022
•Unpaid principal balance of MSRs of $294.9 billion with a WAC of 3.84% at June 30, 2023, compared to $297.9 billion with a WAC of 3.66% at March 31, 2023, and $308.1 billion with a WAC of 3.19% at June 30, 2022
•Ended 2Q23 with approximately $2.8 billion of available liquidity, including $0.9 billion of cash and self-warehouse, and $1.9 billion of available borrowing capacity, which includes $1.4 billion under lines of credit secured by agency and Ginnie Mae MSRs, and $500 million under an unsecured line of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q2 2023	Q1 2023	Q2 2022
Loan origination volume(1)	$31,846,800	$22,335,014	$29,881,809
Total gain margin(1)(2)	0.88%	0.92%	0.99%
Net income (loss)	$228,794	$(138,613)	$215,445
Diluted EPS	0.08	(0.13)	0.09
Adjusted diluted EPS(3)	0.11	(0.07)	0.10
Adjusted net income(3)	175,953	(106,806)	165,274
Adjusted EBITDA(3)	125,380	140,994	94,994

(1)Key operational metric (see discussion below).
(2)Represents total loan production income divided by loan origination volume.
(3)Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q2 2023	Q1 2023	Q2 2022
Cash and cash equivalents	$634,576	$740,063	$958,656
Mortgage loans at fair value	6,269,924	4,800,259	5,332,383
Mortgage servicing rights	4,224,207	3,974,870	3,736,359
Total assets	12,425,919	10,947,716	11,016,910
Non-funding debt (1)	2,623,991	2,623,962	2,153,795
Total equity	2,947,122	2,874,542	3,223,902
Non-funding debt to equity (1)	0.89	0.91	0.67
 (1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q2 2023	Q1 2023	Q2 2022
Unpaid principal balance	$294,945,929	$297,906,035	$308,093,311
Weighted average interest rate	3.84%	3.66%	3.19%
Weighted average age (months)	20	18	13
Technology and Loan Product Launches
•Conventional 1% Down: Allows borrowers with less than 80 percent of the area median income (AMI) to qualify. Those who qualify will put down 1 percent of the loan toward their down payment and UWM will then pay a 2 percent grant up to $4,000, for a total down payment of 3 percent.
•UWM Portal: A bi-directional API that allows independent mortgage brokers to seamlessly link their Loan Origination System (LOS) platform to UWM’s EASE system, further streamlining the loan process.
•PA+: A service that offers an additional level of loan processing support when needed. When an LO or processor orders PA+, they receive a dedicated UWM Loan Coordinator who will work with them and their borrower to help, scrub, order and send docs.
•Expanded Jumbo Offerings: UWM now offers a suite of fixed-rate jumbo products, giving brokers the flexibility to tailor a fixed jumbo loan to best serve each borrower’s needs.
•Bank Statement Loans: Four new Bank Statement loan offerings, giving brokers increased transparency into investor guidelines and borrower qualifications, helping brokers find the right option for their self-employed borrowers.
Operational Highlights
•Achieved Net Promoter Score of +88.0 in 2Q23
•Our 0.99% 60+ days delinquency as of June 30, 2023, was significantly better than the industry average of 1.47%1
•UWM LIVE!: UWM hosted over 6,000 independent mortgage brokers and real estate agents at the annual UWM LIVE! event, which included speakers from across the country such as Tony Robbins and Tarek El Moussa
1 Source: TransUnion (as of June 2023).

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q2 2023	Q1 2023	Q2 2022
Conventional	$17,607,736	$12,969,966	$14,891,850
Government	9,184,089	5,623,050	5,773,192
Jumbo and other (1)	1,243,350	652,780	1,718,616
Total Purchase	$28,035,175	$19,245,796	$22,383,658

Refinance:	Q2 2023	Q1 2023	Q2 2022
Conventional	$2,113,172	$1,869,911	$5,335,495
Government	1,336,350	941,775	1,780,263
Jumbo and other (1)	362,103	277,532	382,393
Total Refinance	$3,811,625	$3,089,218	$7,498,151
Total Originations	$31,846,800	$22,335,014	$29,881,809

(1) Comprised of non-agency jumbo products and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens) and construction loans.

Mat Ishbia, Chairman and CEO of UWMC, also said, "Our purchase volume continues to set UWM records and should be viewed as exceptionally positive by anyone who follows the mortgage industry. In an environment where our competitors are pulling back, UWM is originating more purchase volume than it has ever done. We said that we would outperform when market conditions are tough, and we have done exactly that, a testament to the strength of the wholesale channel and our value proposition to consumers.”

Third Quarter 2023 Outlook
We anticipate third quarter production to be in the $26 to $33 billion range, with gain margin from 75 to 100 basis points.
Dividend
Subsequent to June 30, 2023, for the eleventh consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on October 11, 2023, to stockholders of record at the close of business on September 20, 2023. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or about October 11, 2023.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, August 9, at 10:30 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
•https://conferencingportals.com/event/ywTxNUZf
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.50% and 23.03% estimated annual effective tax rate for the periods during 2023 and 2022, respectively. “Adjusted net income” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.

We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q2 2023	Q1 2023	Q2 2022
Earnings before income taxes	$230,004	$(139,616)	$216,214
Impact of estimated annual effective tax rate of 23.50% and 23.03% for periods during 2023 and 2022, respectively	(54,051)	32,810	(49,794)
Adjusted net income	$175,953	$(106,806)	$166,420

Adjusted diluted EPS	Q2 2023	Q1 2023	Q2 2022
Diluted weighted average Class A common stock outstanding	93,107,133	92,920,794	92,533,620
Assumed pro forma conversion of Class D common stock (1)	1,502,069,787	1,502,069,787	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,595,176,920	1,594,990,581	1,594,603,407

Adjusted net income	$175,953	$(106,806)	$166,420
Adjusted diluted EPS	0.11	(0.07)	0.10

(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q2 2023	Q1 2023	Q2 2022
Net income	228,794	(138,613)	215,445
Interest expense on non-funding debt	42,756	42,703	29,692
Provision for income taxes	1,210	(1,003)	769
Depreciation and amortization	11,441	11,670	11,181
Stock-based compensation expense	3,567	2,482	1,676
Change in fair value of MSRs due to valuation inputs or assumptions	(164,526)	222,915	(176,456)
Deferred compensation, net	(564)	1,081	3,125
Change in fair value of Public and Private Warrants	1,175	2,098	(2,850)
Change in Tax Receivable Agreement liability	915	250	2,500
Change in fair value of investment securities	612	(2,589)	9,912
Adjusted EBITDA	125,380	140,994	94,994

Non-funding debt and non-funding debt to equity	Q2 2023	Q1 2023	Q2 2022
Senior notes	$1,986,301	$1,985,319	$1,982,103
Borrowings against investment securities	100,901	101,345	118,786
Secured lines of credit	500,000	500,000	—
Equipment note payable	433	486	1,536
Finance lease liability	36,356	36,812	51,370
Total non-funding debt	$2,623,991	$2,623,962	$2,153,795
Total equity	$2,947,122	$2,874,542	$3,223,902
Non-funding debt to equity	0.89	0.91	0.67
Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (3) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (4) the benefits and liquidity of our MSR portfolio; (5) our beliefs related to the amount and timing of our dividend; (6)our expectations for future market environments, including interest rates and levels of refinance activity; (7) our expectations related to production and margin in the third quarter of 2023; (8) the benefits of our business model and strategies, including our “Game On” and “All In” initiatives, and their impact on our results and the industry in 2023 and beyond; (9) our performance in shifting market conditions and the comparison of such performance against our competitors; (10) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (11) our position and ability to capitalize on market opportunities and the impacts to our results; (12) our investments in technology and the impact to our operations, ability to scale and financial results and (13) our purchase production and product portfolio. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including; (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its broker relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eight consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Cash and cash equivalents	$634,576	$704,898
Mortgage loans at fair value	6,269,924	7,134,960
Derivative assets	61,407	82,869
Investment securities at fair value, pledged	111,625	113,290
Accounts receivable, net	347,865	383,147
Mortgage servicing rights	4,224,207	4,453,261
Premises and equipment, net	149,515	152,477
Operating lease right-of-use asset, net (includes $99,990 and $102,322 with related parties)	101,686	104,181
Finance lease right-of-use asset (includes $25,835 and $26,867 with related parties)	34,947	42,218
Loans eligible for repurchase from Ginnie Mae	409,078	345,490
Other assets	81,089	83,834
Total assets	$12,425,919	$13,600,625
Liabilities and Equity
Warehouse lines of credit	$5,732,791	$6,443,992
Derivative liabilities	21,734	49,748
Secured line of credit	500,000	750,000
Borrowings against investment securities	100,901	101,345
Accounts payable, accrued expenses and other	423,407	439,719
Accrued distributions and dividends payable	159,518	159,465
Senior notes	1,986,301	1,984,336
Operating lease liability (includes $107,015 and $109,473 with related parties)	108,711	111,332
Finance lease liability (includes $27,064 and $27,857 with related parties)	36,356	43,505
Loans eligible for repurchase from Ginnie Mae	409,078	345,490
Total liabilities	9,478,797	10,428,932
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 93,114,878 and 92,575,974 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	150	150
Additional paid-in capital	1,267	903
Retained earnings	120,379	142,500
Non-controlling interest	2,825,317	3,028,131
Total equity	2,947,122	3,171,693
Total liabilities and equity	$12,425,919	$13,600,625

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue
Loan production income	$280,757	$205,424	$296,535	$486,181	$680,406
Loan servicing income	193,220	218,557	179,501	411,777	378,066
Change in fair value of mortgage servicing rights	24,648	(337,287)	26,169	(312,639)	198,132
Interest income	88,895	74,580	62,020	163,475	129,415
Total revenue, net	587,520	161,274	564,225	748,794	1,386,019
Expenses
Salaries, commissions and benefits	131,380	121,003	138,983	252,383	299,592
Direct loan production costs	23,618	16,483	25,757	40,101	52,475
Marketing, travel, and entertainment	21,588	17,210	20,625	38,798	33,462
Depreciation and amortization	11,441	11,670	11,181	23,111	22,096
General and administrative	52,691	34,619	39,909	87,310	78,232
Servicing costs	31,658	36,862	44,435	68,520	91,619
Interest expense	82,437	63,284	57,559	145,721	117,933
Other expense/(income)	2,703	(241)	9,562	2,462	17,064
Total expenses	357,516	300,890	348,011	658,406	712,473
Earnings (loss) before income taxes	230,004	(139,616)	216,214	90,388	673,546
Provision (benefit) for income taxes	1,210	(1,003)	769	207	4,814
Net income (loss)	228,794	(138,613)	215,445	90,181	668,732
Net income (loss) attributable to non-controlling interest	221,236	(126,672)	207,079	94,564	638,436
Net income (loss) attributable to UWMC	$7,558	$(11,941)	$8,366	$(4,383)	$30,296

Earnings (loss) per share of Class A common stock:
Basic	$0.08	$(0.13)	$0.09	$(0.05)	$0.33
Diluted	$0.08	$(0.13)	$0.09	$(0.05)	$0.32
Weighted average shares outstanding:
Basic	93,107,133	92,920,794	92,533,620	93,014,478	92,374,988
Diluted	93,107,133	92,920,794	92,533,620	93,014,478	1,594,444,775

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of June 30, 2023, and the preceding four quarters and Statements of Operations for the quarter ended June 30, 2023, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and cash equivalents	$634,576	$740,063	$704,898	$799,534	$958,656
Mortgage loans at fair value	6,269,924	4,800,259	7,134,960	5,031,068	5,022,806
Derivative assets	61,407	61,136	82,869	385,348	125,079
Investment securities at fair value, pledged	111,625	114,275	113,290	115,079	125,193
Accounts receivable, net	347,865	433,747	383,147	556,153	350,090
Mortgage servicing rights	4,224,207	3,974,870	4,453,261	4,305,686	3,736,359
Premises and equipment, net	149,515	152,428	152,477	152,172	153,971
Operating lease right-of-use asset, net	101,686	102,923	104,181	101,377	102,533
Finance lease right-of-use asset	34,947	38,320	42,218	45,667	50,179
Loans eligible for repurchase from Ginnie Mae	409,078	440,775	345,490	310,149	309,577
Other assets	81,089	88,920	83,834	87,850	82,467
Total assets	$12,425,919	$10,947,716	$13,600,625	$11,890,083	$11,016,910
Liabilities and Equity
Warehouse lines of credit	$5,732,791	$4,259,834	$6,443,992	$4,712,719	$4,497,353
Derivative liabilities	21,734	62,742	49,748	215,330	93,958
Secured line of credit	500,000	500,000	750,000	—	—
Borrowings against investment securities	100,901	101,345	101,345	114,875	118,786
Accounts payable, accrued expenses and other	423,407	416,818	439,719	846,905	470,017
Accrued distributions and dividends payable	159,518	159,517	159,465	159,465	159,461
Senior notes	1,986,301	1,985,319	1,984,336	1,983,099	1,982,103
Operating lease liability	108,711	110,012	111,332	108,591	109,811
Finance lease liability	36,356	36,812	43,505	46,917	51,370
Loans eligible for repurchase from Ginnie Mae	409,078	440,775	345,490	310,149	310,149
Total liabilities	9,478,797	8,073,174	10,428,932	8,498,050	7,793,008
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 93,114,878 and 92,575,974 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	9	9	9	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2023 or 2022	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2023 and December 31, 2022	150	150	150	150	150
Additional paid-in capital	1,267	1,036	903	784	669
Retained earnings	120,379	122,136	142,500	141,194	137,955
Non-controlling interest	2,825,317	2,751,211	3,028,131	3,249,896	3,085,119
Total equity	2,947,122	2,874,542	3,171,693	3,392,033	3,223,902
Total liabilities and equity	$12,425,919	$10,947,716	$13,600,625	$11,890,083	$11,016,910

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Revenue
Loan production income	$280,757	$205,424	$129,180	$172,402	$296,535
Loan servicing income	193,220	218,557	217,225	196,781	179,501
Change in fair value of mortgage servicing rights	24,648	(337,287)	(150,808)	236,780	26,169
Interest income	88,895	74,580	106,837	78,210	62,020
Total revenue, net	587,520	161,274	302,434	684,173	564,225
Expenses
Salaries, commissions and benefits	131,380	121,003	118,266	135,028	138,983
Direct loan production costs	23,618	16,483	17,396	20,498	25,757
Marketing, travel, and entertainment	21,588	17,210	22,976	17,730	20,625
Depreciation and amortization	11,441	11,670	11,713	11,426	11,181
General and administrative	52,691	34,619	49,668	51,649	39,909
Servicing costs	31,658	36,862	36,809	37,596	44,435
Interest expense	82,437	63,284	114,918	73,136	57,559
Other expense/(income)	2,703	(241)	(54)	6,729	9,562
Total expenses	357,516	300,890	371,692	353,792	348,011
Earnings (loss) before income taxes	230,004	(139,616)	(69,258)	330,381	216,214
Provision (benefit) for income taxes	1,210	(1,003)	(6,774)	4,771	769
Net income (loss)	228,794	(138,613)	(62,484)	325,610	215,445
Net income (loss) attributable to non-controlling interest	221,236	(126,672)	(62,207)	313,914	207,079
Net income (loss) attributable to UWMC	$7,558	$(11,941)	$(277)	$11,696	$8,366

Earnings (loss) per share of Class A common stock:
Basic	$0.08	$(0.13)	$—	$0.13	$0.09
Diluted	$0.08	$(0.13)	$(0.03)	$0.13	$0.09
Weighted average shares outstanding:
Basic	93,107,133	92,920,794	92,575,549	92,571,886	92,533,620
Diluted	93,107,133	92,920,794	1,594,645,336	92,571,886	92,533,620